                                                                   Exhibit 11


                      THE TORO COMPANY AND SUBSIDIARIES
         COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE (UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER-SHARE DATA)


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

                                                                   Three Months Ended             Nine Months Ended
                                                               --------------------------    ---------------------------
                                                                 April 29,      April 30,      April 29,      April 30,
                                                                   1994           1993           1994           1993
                                                               ------------   ------------   ------------   ------------

Net earnings  . . . . . . . . . . . . . . . . . . . . . . .    $     15,637   $     12,742   $     18,219   $     10,422
                                                               ------------   ------------   ------------   ------------
                                                               ------------   ------------   ------------   ------------

Primary:
     Shares for common and common share
     equivalent net earnings per share:
       Weighted average number of common
         shares outstanding . . . . . . . . . . . . . . . .      12,564,692     12,185,120     12,434,277     12,093,899
       Dilutive effect of outstanding
         stock options (1). . . . . . . . . . . . . . . . .         544,903        406,921        543,553        218,013
                                                               ------------   ------------   ------------   ------------
                                                                 13,109,595     12,592,041     12,977,830     12,311,912
                                                               ------------   ------------   ------------   ------------

       Net earnings per common and
         common share equivalent. . . . . . . . . . . . . .    $       1.19   $       1.01   $       1.40   $       0.85
                                                               ------------   ------------   ------------   ------------
                                                               ------------   ------------   ------------   ------------


Fully Diluted:
     Shares for common and common share
     equivalent net earnings per share:
       Weighted average number of common
        shares outstanding. . . . . . . . . . . . . . . . .      12,564,692     12,185,120     12,434,277     12,093,899
       Dilutive effect of outstanding
         stock options (2). . . . . . . . . . . . . . . . .         544,903        406,921        561,648        409,761
                                                               ------------   ------------   ------------   ------------
                                                                 13,109,595     12,592,041     12,995,925     12,503,660
                                                               ------------   ------------   ------------   ------------

       Net earnings per common and
         common share equivalent. . . . . . . . . . . . . .    $       1.19   $       1.01   $       1.40   $       0.83
                                                               ------------   ------------   ------------   ------------
                                                               ------------   ------------   ------------   ------------

1) Outstanding stock options and options exercised in the current period are converted to common share equivalents by the treasury stock method using the average market price of the Company's stock during each period.

2) Outstanding stock options and options exercised in the current period are converted to common share equivalents by the treasury stock method using the greater of the average market price or the period-end market price of the Company's stock during each period.

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